UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2015

Alliance Bioenergy Plus, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL		77057

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On March 31, 2015, in accordance with the By-Laws of the Company, shareholders holding a majority of the votes entitled to vote on the matter, delivered written consents to the Company’s Board of Directors removing Ted Chasanoff and David C. Matthews as directors of the Company with immediate effect. Immediately thereafter, Lt. Gen. (ret.) Mark P. Hertling and Michael A. Bilodeau submitted their resignations as directors of the Company with immediate effect. Following these actions, Daniel de Liege and Mark W. Koch were the remaining directors of the Company. The Board of Directors intends to seek replacements for the directors who were either removed or resigned.

On April 1, 2015, the Board of Directors removed David C. Matthews as the Chief Executive Officer of the Company with immediate effect. Simultaneously, Daniel de Liege was appointed Chairman and Chief Executive Officer of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 31, 2015, in accordance with the By-Laws of the Company, shareholders holding a majority of the votes entitled to vote on the matter, delivered written consents to the Company’s Board of Directors removing Ted Chasanoff and David C. Matthews as directors of the Company with immediate effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bioenergy Plus, Inc.

By:	/s/ Daniel de Liege
Name: Daniel de Liege
Title: President

Dated: April 2, 2015